Exhibit 99.1

Forian Inc.
Announces Fourth Quarter and Full Year 2022 Financial Results

Fourth quarter revenue grew 37% year-over-year
Forian exits cannabis industry with sale of BioTrack for $30 million

Newtown, PA, March 27, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire -- Forian Inc. (Nasdaq: FORA), a provider of data science driven information and analytics solutions to the healthcare and life sciences industries, today announced results for the quarter and year ended December 31, 2022.

“I am proud of the team’s fourth quarter results,” said Max Wygod, Forian’s Chairman and Chief Executive Officer. “By leveraging our vast and innovative healthcare information assets together with our expertise in data management and analytics, we have executed on our growth strategy and outperformed our 2022 revenue outlook. Additionally, the steps we are taking to operate in a financially prudent manner have sequentially improved our margin profile and the $30 million of proceeds received from the divestiture of BioTrack provides us with a strong balance sheet. We are underway in refocusing our business to reach our long-term goals and deliver strong results.”

Fourth Quarter 2022 Financial Results

●	Forian delivered the following results for the fourth quarter of 2022:

	Three Months Ended December 31,		Period-over-
	2022	2021	Period
	Unaudited	Unaudited	% Change
Total revenues	$7,903,992	$5,749,366	37%
Net loss	$(3,556,714)	$(8,048,790)	56%
Basic and diluted net loss per common share	$(0.11)	$(0.22)	51%

Healthcare Information revenue	$4,969,674	$3,036,357	64%
Adjusted EBITDA[1]	$(943,934)	$(4,506,448)	79%

●	Revenue for the quarter was $7.9 million, an increase of $2.2 million versus the prior year.
●	Net loss for the quarter was $3.5 million, or $0.11 per share, compared to $8.0 million, or $0.22 per share, in the prior year.
●	Adjusted EBITDA[1] for the quarter was negative $0.9 million, compared to negative $4.5 million in the prior year.
●	Cash, cash equivalents and marketable securities at December 31, 2022 totaled $20.7 million.
●	In February 2023, divested BioTrack for aggregate cash proceeds of $30.0 million.

Full Year 2022 Financial Results

●	Forian delivered the following results for the full year of 2022:

	Twelve Months Ended December 31,		Period-over-
	2022	2021	Period
	Unaudited	Unaudited	% Change
Total revenues	$28,005,857	$16,879,715	66%
Net loss	$(25,971,971)	$(26,551,105)	2%
Basic and diluted net loss per common share	$(0.81)	$(0.90)	10%

Healthcare Information revenue	$16,418,142	$7,138,907	130%
Adjusted EBITDA[1]	$(9,722,717)	$(15,119,219)	36%

●	Revenue for the full year was $28.0 million, an increase of $11.1 million versus the prior year.
●	Net loss for the full year was $26.0 million, or $0.81 per share, compared to $26.6 million, or $0.90 per share, in the prior year.
●	Adjusted EBITDA[1] for the full year was negative $9.7 million, compared to negative $15.1 million in the prior year.

Fourth Quarter and Full Year 2022 Operational Highlights

•	Achieved a significant increase in revenue in the healthcare information segment, growing from $7.1 million to $16.4 million
•	Exceeded revenue outlook for 2022, achieving $28.0 million in revenue compared to our top end guidance of $27.0 million
•	Effectively executed cost management strategies to reduce operating expenses
•	Expanded footprint within healthcare across biopharma, medical device, clinical research organizations and related service providers

Full Year 2023 Outlook

The Company is sharing the following outlook for the year ending December 31, 2023:

•	Healthcare information revenue growth of 25% to 37% resulting in total revenue in the range of $20.5 to $22.5 million
•	Reaching positive Adjusted EBITDA[1] contribution in the second half of 2023

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See “Cautionary Statements Regarding Forward-Looking Statements” below.

1This release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

Quarterly Conference Call and Webcast

Forian will host a conference call and webcast at 4:30 p.m. ET on March 27, 2023 to discuss its financial results with the investment community. To register for the conference call, click here. The webcast will be available live at https://edge.media-server.com/mmc/p/8vfqfw2e. This information is also available on our website at www.forian.com/investors. To be included on the Company’s email distribution list, please sign up at www.forian.com/investors.

About Forian
Forian provides a unique suite of data management capabilities and proprietary information and analytics solutions to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences and healthcare payer and provider segments. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, which may include GAAP and non-GAAP financial measures, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about future financial and operating results, company strategy and intended product offerings and market positioning. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Our 2023 revenue outlook contained in this release is based on current estimates as of today's date. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with operations, strategy and goals, our ability to execute on our strategy and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the United States Securities and Exchange Commission (“SEC”) on March 31, 2022, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this release are made as of the date hereof, and we undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Media and Investor Contact:
forian.com/investors
ir@forian.com
267-225-6263
SOURCE Forian Inc.

FORIAN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$3,319,898	$18,663,805
Marketable securities	17,396,487	12,399,361
Accounts receivable, net	2,547,538	1,947,540
Contract assets	2,252,958	1,056,891
Prepaid expenses	966,809	1,017,927
Other assets	432,338	900,242
Total current assets	26,916,028	35,985,766

Property and equipment, net	2,575,406	1,531,959
Intangible assets, net	6,775,841	9,051,184
Goodwill	9,099,372	9,099,372
Right of use assets, net	636,196	859,637
Deposits and other assets	255,324	314,443
Total assets	$46,258,167	$56,842,361

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$575,065	$1,125,067
Accrued expenses	4,428,769	4,068,109
Short-term operating lease liabilities	265,489	247,325
Notes payable	-	13,122
Warrant liability	4,547	369,234
Deferred revenues	3,078,705	976,268
Total current liabilities	8,352,575	6,799,125

Long-term liabilities:
Long-term operating lease liabilities	376,569	611,523
Convertible notes payable, net of debt issuance costs ($6,000,000 in principal is held by a related party)	25,106,547	24,260,448
Total long-term liabilities	25,483,116	24,871,971

Total liabilities	33,835,691	31,671,096

Commitments and contingencies
Stockholders' equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of December 31, 2022 and December 31, 2021	-	-
Common Stock; par value $0.001; 95,000,000 Shares authorized; 32,251,326 issued and outstanding as of December 31, 2022 and 31,773,154 issued and outstanding as of December 31, 2021	32,251	31,773
Additional paid-in capital	71,182,326	57,959,622
Accumulated deficit	(58,792,101)	(32,820,130)
Total stockholders' equity	12,422,476	25,171,265
Total liabilities and stockholders' equity	$46,258,167	$56,842,361

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenues:
Information and Software	$7,511,732	$5,290,421	$26,185,945	$14,952,247
Services	377,622	264,128	1,545,656	1,122,528
Other	14,638	194,817	274,256	804,940
Total revenues	7,903,992	5,749,366	28,005,857	16,879,715

Costs and Expenses:
Cost of revenues	1,719,962	1,688,518	6,874,315	4,717,175
Research and development	2,478,202	2,915,797	12,347,637	8,975,745
Sales and marketing	1,415,525	1,277,977	5,870,794	4,142,190
General and administrative	4,910,803	7,428,286	20,529,373	23,464,267
Separation expenses	-	-	5,611,857	-
Loss (gain) on sale of businesses, net	169,228	-	(32,931)	-
Depreciation and amortization	839,814	605,179	2,892,543	1,986,816
Transaction related expenses	-	-	-	1,210,279
Total costs and expenses	11,533,534	13,915,757	54,093,588	44,496,472

Loss From Operations	(3,629,542)	(8,166,391)	(26,087,731)	(27,616,757)

Other Income (Expense):
Change in fair value of warrant liability	21,532	131,876	364,687	878,481
Interest and investment income	154,531	2,208	267,133	6,809
Interest expense	(213,911)	(221,054)	(873,336)	(322,379)
Foreign currency related (losses) gains	114,656	227,082	381,256	525,252
Total other income (expense), net	76,808	140,112	139,740	1,088,163

Net loss before income taxes	(3,552,734)	(8,026,279)	(25,947,991)	(26,528,594)
Income tax expense	(3,980)	(22,511)	(23,980)	(22,511)

Net Loss	(3,556,714)	(8,048,790)	(25,971,971)	(26,551,105)

Basic and diluted net loss per common share	$(0.11)	$(0.22)	$(0.81)	$(0.90)
Weighted-average shares outstanding	32,189,313	31,642,724	32,031,096	29,527,608

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Twelve Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,971,971)	$(26,551,105)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,892,543	1,986,816
Amortization on right of use asset	263,232	223,047
Gain on sale of assets	(32,931)	-
Amortization of debt issuance costs	5,332	1,778
Accrued interest on Convertible Notes	840,767	280,000
Realized and unrealized gain on marketable securities	(265,443)	(4,427)
Provision for doubtful accounts	250,239	227,838
Stock-based compensation expense	13,310,588	9,300,443
Change in fair value of warrant liability	(364,687)	(878,481)
Foreign currency related (gains) losses	(47,226)	(26,563)
Issuance of warrants in connection with transaction expenses	-	389,976
Change in operating assets and liabilities:
Accounts receivable	(896,677)	(1,663,929)
Contract assets	(1,196,067)	(840,062)
Prepaid expenses	(41,977)	(681,884)
Changes in lease liabilities during the period	(256,581)	(248,561)
Deposits and other assets	527,023	(705,735)
Accounts payable	(529,075)	(204,413)
Accrued expenses	634,909	1,649,552
Deferred revenues	2,102,437	496,448
Net cash used in operating activities	(8,775,565)	(17,249,262)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(1,711,455)	(1,443,042)
Purchase of marketable securities	(55,819,346)	(34,902,392)
Sale of marketable securities	51,087,663	34,009,302
Net cash from sale of businesses	(17,907)	-
Cash acquired as part of business combination	-	1,310,977
Net cash used in investing activities	(6,461,045)	(1,025,155)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of MOR Class B options	-	292,830
Payments on notes payable and financing arrangements	(13,122)	(7,679)
Payment of employee withholding tax related to restricted stock units	(87,406)	-
Proceeds from exercise of common stock options	-	48,570
Proceeds from sale of common stock	-	11,968,652
Proceeds from issuance of convertible notes	-	23,978,670
Net cash (used in) provided by financing activities	(100,528)	36,281,043

Effect of foreign exchange rate changes on cash	(6,769)	(8,284)

Net change in cash	(15,343,907)	17,998,342

Cash and cash equivalents, beginning of period	18,663,805	665,463

Cash and cash equivalents, end of period	$3,319,898	$18,663,805

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$724
Cash paid for taxes	$18,444	$-
Non-cash Investing Activities:
Non-cash consideration for Helix acquisition	$-	$18,454,784

FORIAN INC.
Supplemantary Revenue Data
(UNAUDITED)

Disaggregated Revenues:
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Healthcare Information	4,969,674	3,036,357	16,418,142	7,138,907
Software Subscriptions	2,542,058	2,254,064	9,767,803	7,813,340
Services	377,622	264,128	1,545,656	1,122,528
Other	14,638	194,817	274,256	804,940
Total	$7,903,992	$5,749,366	$28,005,857	$16,879,715

Reconciliation of Healthcare Information Revenues to Healthcare Revenues:
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Healthcare Information	4,969,674	3,036,357	16,418,142	7,138,907
Other Revenue (1)	14,638	194,817	274,256	804,940
Subtotal	4,984,312	3,231,174	16,692,398	7,943,847
BioTrack Revenue (2)	2,919,680	2,518,192	11,313,459	8,935,868
Total	$7,903,992	$5,749,366	$28,005,857	$16,879,715

(1) Represents revenue from security monitoring and marketing businesses divested in March 2022 and October 2022, respectively.
(2) Represents operations of Bio-Tech Medical Software, Inc. ("BioTrack") divested in February 2023. BioTrack is expected to be treated as a discontinued operation in 2023.

Non-GAAP Financial Measures

In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”), which should be viewed as supplemental to, and not as an alternative for, net income or loss calculated in accordance with U.S. GAAP (referred to below as “net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss:

•
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Stock-based compensation expense includes certain separation expenses related to the vesting of stock options. On March 2, 2022, we and the former chief executive officer and the former chief financial officer of Helix mutually agreed not to renew special advisor agreements. Per the terms of the agreements, options to purchase 366,166 shares of common stock will continue to vest according to their original terms through March 2, 2023, and unvested stock options to purchase 732,332 shares of common stock were forfeited. The advisors are not required to perform services to the Company beyond the non-renewal date of March 2, 2022. As a result, we recorded $5,417,043 of stock compensation expenses during March 2022 related to the options that will vest over the twelve months ending March 2, 2023. We believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•
Interest Expense. Interest expense is associated with the convertible notes entered into on September 1, 2021 in the amount of $24,000,000 (the “Notes”). The Notes are due on September 1, 2025 and accrue interest at an annual rate of 3.5%. We exclude interest expense from Adjusted EBITDA (i) because it is not directly attributable to the performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest expense associated with the Notes will recur in future periods.

•
Investment Income. Investment income is associated with the level of marketable debt securities and other interest-bearing accounts in which we invest. Interest and investment income can vary over time due to a variety of financing transactions, changes in interest rates, cash used to fund operations and capital expenditures and acquisitions that we have entered into or may enter into in the future. We exclude interest and investment income from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income will recur in future periods.

•
Foreign Currency Related (Gains) Losses, net. Foreign currency related (gains) losses, net result from foreign currency transactions and translation (gains) losses related to our former Engeni SA subsidiary. We exclude foreign currency related (gains) losses, net from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures.

•
Other Items. We engage in other activities and transactions that can impact our net loss. In the periods being reported, these other items included (i) change in fair value of warrant liability which related to warrants assumed in the acquisition of Helix; (ii) transaction related expenses which consist of professional fees and other expenses incurred in connection with the acquisition of Helix; and (iii) other income which consists of profits on marketable security investments. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

•
Gain on sale of businesses, net. On March 3, 2022, we sold certain assets, consisting of customer contracts, accounts receivable, and other property related to our security monitoring services for $225,575 resulting in a gain of $202,159, which is included in operating expenses in the condensed consolidated statements of operations. On October 31, 2022, we sold 100% of our equity interest in Engeni, LLC for a note with payments of up to $100,000 if certain conditions are met. The Company has not recognized any value in connection with the note consideration because, as of the reporting date, it is not probable that any such conditions will be met. The sale resulted in a loss of $169,228, which is included in operating expenses in the consolidated statements of operations.

•
Severance expenses. During March 2022, we transferred certain development activities from our former Engeni SA subsidiary to outsourced development facilities. As a result, we incurred $194,814 in severance and related costs which were recorded as a charge to operating expenses in 2022. We exclude these other items from Adjusted EBITDA because we believe these costs are not recurring and not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. In addition, the Company incurred approximately $206,770 of normal course of business severance expense included in operating expenses as part of its operations.

•
Income tax expense. MOR was organized as a limited liability company until the completion of the Helix acquisition. As a result, we were treated as a partnership for federal and state income tax purposes through March 2, 2021, and our taxable income and losses are reported by our members on their individual tax returns for such period. Therefore, we did not record any income tax expense or benefit through March 2, 2021. We incurred a net loss for financial reporting and income tax reporting purposes for this year. Accordingly, any benefit for federal and state income taxes benefit has been entirely offset by a valuation allowance against the related deferred tax net assets. We exclude the income tax expense from Adjusted EBITDA (i) because we believe that the income tax expense is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

The following table reconciles the specific items excluded from U.S. GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

FORIAN INC.
RECONCILIATION OF US GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Information and Software	$7,511,732	$5,290,421	$26,185,945	$14,952,247
Services	377,622	264,128	1,545,656	1,122,528
Other	14,638	194,817	274,256	804,940
Total revenues	$7,903,992	$5,749,366	$28,005,857	$16,879,715

Net loss	$(3,556,714)	$(8,048,790)	$(25,971,971)	$(26,551,105)

Depreciation and amortization	839,814	605,179	2,892,543	1,986,816
Stock based compensation expense	1,676,566	3,054,764	13,310,588	9,300,443
Change in fair value of warrant liability	(21,532)	(131,876)	(364,687)	(878,481)
Transaction related expenses	-	-	-	1,210,279
Interest and investment income (expense)	59,380	218,846	606,203	315,570
Foreign currency related (gains) losses	(114,656)	(227,082)	(381,256)	(525,252)
Loss (Gain) on sale of businesses, net	169,228	-	(32,931)	-
Severance expense	-	-	194,814	-
Income tax expense	3,980	22,511	23,980	22,511

Adjusted EBITDA	$(943,934)	$(4,506,448)	$(9,722,717)	$(15,119,219)